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Wednesday October 20, 8:07 am Eastern Time

Company Press Release

SOURCE:  Netivation.com

Netivation.com Completes Acquisition of MEDMarket, Inc.

WASHINGTON, D.C. (October 20, 1999) Netivation.com (NASDAQ: NTVN - news), an Internet healthcare and public policy company, today announced it has completed the acquisition of MEDMarket, Inc., a developer of Internet e-commerce Web sites for medical manufacturer and supplier companies. The acquisition is expected to enhance Netivation.com's business-to-business e-commerce strategy in the healthcare marketplace.

The online healthcare market, including both consumer and business-to-business transactions, is projected to become a $300 billion industry, according to e-Healthcare Market Reporter.

With the acquisition complete, MEDMarket becomes a wholly owned subsidiary of Netivation.com. The terms of the deal include $100,000 in cash and 100,000 shares of Netivation.com common stock in exchange for 100 percent of the outstanding stock of MEDMarket.

"This acquisition will be key to our plan to greatly expand our healthcare e-commerce efforts, which includes DiscountMedBooks.com, MedMarketAuction.com and MedMarket.com," said Tony Paquin, president and CEO of Netivation.com. "This suite of e-commerce sites makes us one of the leading healthcare e-commerce companies on the Web."

"The acquistion is a win-win situation for both companies," MEDMarket President Tom Slater said. "Netivation.com's terrific marketing resources will expand the customer base for MEDMarket's excellent line of products."

MEDMarket, Inc., founded in 1995, is the developer of The MEDMarket Network. The MEDMarket Network is an integrated network of medical, business-to-business Web sites, comprised of the MEDMarket Virtual Industrial Park (www.medmarket.com), The Internet Medical Products Guide (impg.medmarket.com), Dr. MEDMarket (dr.medmarket.com), and RAinfo (rainfo.medmarket.com).
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Each site addresses a single, vertical niche within the medical industry. The
MEDMarket Virtual Industrial Park is a venue for vendors to showcase their products and services to the medical product manufacturing industry. In a closely related niche, The Internet Medical Products Guide consists of manufacturers and distributors offering their products to the online medical community. Through these two properties, MEDMarket has the only Web business model that is addressing both the production and sale of medical products.

An excellent complement to the manufacturing focus of the MEDMarket Virtual Industrial Park, the RAinfo site provides FDA news, regulations, guidelines, discussions, and employment opportunities to regulatory affairs professionals within the medical product industry.

Leveraging the significant medical community traffic that frequents The MEDMarket Network, the Dr. MEDMarket site offers additional products of interest to this audience such as management and consulting services, specialized furniture, and software products.

Netivation.com is the developer of Internet communities, including Medinex.com. Medinex.com (www.medinexpro.com) is a healthcare community that provides content, products and services to primary care physicians, healthcare-conscious consumers, patients and their families. Medinex.com includes a medical search engine, a doctor's advice column, the latest health news, Web sites for healthcare professionals and The Online Discount Medical Bookstore (www.discountmedbooks.com). The company also produces MedinexPro, an Internet-based physician's office management software product.

This news release contains certain forward-looking statements concerning Netivation.com's positioning for the future. As required by the Private Securities Litigation Reform Act of 1995, the company advises that forward-looking statements are subject to risks known and unknown, uncertainties and other factors that could cause the company's actual results, performance, or achievements to differ materially from those stated or inferred by forward-looking statements. Such risks and uncertainties are discussed in detail in Netivation.com's registration statement, filed with the Securities and Exchange Commission on June 22, 1999. Bear in mind that the registration statement discussion is effective only as of the date of filing and the risks and uncertainties could change after such date. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

SOURCE:  Netivation.com